EXHIBIT 11

                                                            Page 1 of 2



               TALLEY INDUSTRIES, INC. AND SUBSIDIARIES
                  Computation of Earnings Per Common
                      and Common Equivalent Share
                 (thousands, except per share amounts)




                                      1 9 9 7             1 9 9 6
                                 -------------------  -------------------
                                             Fully                Fully
THREE MONTHS ENDED JUNE 30:       Primary   Diluted    Primary   Diluted
                                 --------- ---------  --------- ---------
 Earnings (loss) before
   extraordinary loss            $  2,498  $  2,498   $ (1,831) $ (1,831)
 Preferred stock dividend               -         -       (241)     (191)
                                    2,498     2,498     (2,072)   (2,022)
   Extraordinary loss                   -         -     (1,642)   (1,642)
                                    2,498     2,498     (3,714)   (3,664)
  Value of common shares
   issued to induce conversion
   of preferred stock                   -         -     (7,398)   (7,398)
     Net loss                    $  2,498  $  2,498   $(11,112) $(11,062)

  Average common shares
   outstanding during period       14,168    14,168     13,582    13,582
  Common stock equivalents:
   Convertible preferred stock        997       997          -       485
   Stock options                       25        37          -         -

  Shares for computation           15,190    15,202     13,582    14,067

  Earnings (loss) per share:
   Before extraordinary loss      $   .16   $   .16   $   (.15)  $  (.14)
   Extraordinary loss                   -         -       (.12)     (.12)

  Earnings (loss) before
   consideration for induced
   conversion of preferred stock      .16       .16       (.27)     (.26)

  Value of conversion inducement        -         -       (.55)     (.53)


  Net earnings (loss) per
   common share                   $   .16   $   .16   $   (.82)  $  (.79)

                                                                EXHIBIT 11

               TALLEY INDUSTRIES, INC. AND SUBSIDIARIES
                  Computation of Earnings Per Common
                      and Common Equivalent Share
                 (thousands, except per share amounts)




                                       1 9 9 7              1 9 9 6
                                  ------------------   ------------------
                                              Fully                Fully
SIX MONTHS ENDED JUNE 30:         Primary    Diluted   Primary    Diluted
                                  -------    -------   -------    -------

 Earnings before extraordinary
  loss                            $ 4,569    $ 4,569   $    85    $    85
 Preferred stock dividend            (382)      (382)     (714)      (596)
                                    4,187      4,187      (629)      (511)
  Extraordinary loss                    -          -    (1,642)    (1,642)
                                    4,187      4,187    (2,271)    (2,153)
 Value of common shares issued
  to induce conversion of
  preferred stock                       -          -   (12,037)   (12,037)
    Net earnings (loss)           $ 4,187    $ 4,187  $(14,308)  $(14,190)

 Average common shares
  outstanding during period        14,245     14,245    12,289     12,289
 Common stock equivalents:
  Convertible preferred stock           -          -         -        724
   Stock options                       25         37         -          -
   Shares issuable in connection
    with acquired company              10         10         -          -

 Shares for computation            14,280     14,292    12,289     13,013

 Earnings (loss) per share:
  Before extraordinary loss       $   .29    $   .29   $  (.05)   $  (.04)
  Extraordinary loss                    -          -      (.13)      (.13)

 Earnings (loss) before
  consideration for induced
  conversion of preferred stock       .29        .29      (.18)      (.17)

 Value of conversion inducement         -          -      (.98)      (.92)

 Net earnings (loss) per
  common share                    $   .29    $   .29   $ (1.16)   $ (1.09)